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Exhibit 5.3

[FAEGRE & BENSON LLP LETTERHEAD]

August 29, 2011

DJO Finance LLC
DJO Finance Corporation
1430 Decision Street
Vista, California 92081

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by DJO Finance LLC, a Delaware limited liability company ("DJOFL"), DJO Finance Corporation, a Delaware corporation ("DJO Corp.," and together with DJOFL, the "Issuers"), and certain subsidiaries of DJOFL named therein (collectively, the "Guarantors") with the Securities and Exchange Commission (the "Commission") on August 29, 2011, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers' $300,000,000 aggregate principal amount of 7.75% Senior Notes due 2018 (the "Exchange Senior Notes") and the guarantees of the Exchange Senior Notes by the Guarantors (the "Senior Guarantees") and $300,000,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2017 (the "Exchange Senior Subordinated Notes" and, together with the Exchange Senior Notes, the "Exchange Notes") and the guarantees of the Exchange Senior Subordinated Notes by the Guarantors (the "Senior Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

        The Exchange Senior Notes and the Senior Guarantees are to be offered in exchange for the Issuers' outstanding $300,000,000 aggregate principal amount of 7.75% Senior Notes due 2018 (the "Initial Senior Notes") and the guarantees of the Initial Senior Notes by the Guarantors. The Exchange Senior Subordinated Notes and the Senior Subordinated Guarantees are to be offered in exchange for the Issuers' outstanding $300,000,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2017 (the "Initial Senior Subordinated Notes") and the guarantees of the Initial Senior Subordinated Notes by the Guarantors. The Exchange Senior Notes and the Senior Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture dated as of April 7, 2011 (the "Senior Indenture"), among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the "Trustee"). The Exchange Senior Subordinated Notes and the Senior Subordinated Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture dated as of October 18, 2010 (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), among the Issuers, the Guarantors and the Trustee.

        In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i)  the Registration Statement; and

           (ii)  the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.

        We have also examined the articles of incorporation, bylaws and certain corporate records of Empi, Inc., a Minnesota corporation and one of the Guarantors (the "Minnesota Guarantor"), and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions (including whether the Minnesota Guarantor constitutes a "related organization" of the Issuers and of the other Guarantors for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Minnesota Guarantor reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

        Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

          1.     Each of the Indentures has been duly authorized, executed and delivered by the Minnesota Guarantor.

          2.     The Minnesota Guarantor has duly authorized its Guarantee of the Exchange Notes.

          3.     The execution, delivery and performance by the Minnesota Guarantor of the Indentures and its Guarantee of the Exchange Notes does not violate any provision of statutory law or regulation of the State of Minnesota applicable to the Minnesota Guarantor.

        The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

          (a)   In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

          (b)   The Exchange Notes and Guarantees will be issued as described in the Registration Statement.

          (c)   The Exchange Notes will be substantially in the form attached to the applicable Indenture and that any information omitted from such form will be properly added.

          (d)   This opinion is limited to the laws of the State of Minnesota.

        We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,
FAEGRE & BENSON LLP
By:	/s/ Douglas P. Long Douglas P. Long

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  Exhibit 5.3